Exhibit 10.2
RAPTOR PHARMACEUTICALS CORP.
2006 Equity Incentive Plan
STOCK OPTION AWARD AGREEMENT

Current Date

Optionee

Optionee’s Address

Dear Optionee:

Pursuant to the terms and conditions of the Company’s 2006 Equity Incentive Plan (the “Plan”), you have been granted a Non-Qualified Stock Option to purchase ________shares of stock as outlined below.

Granted To:_____________________________
Grant Date:_____________________________
Grant Number:__________________________
Grant Price:_____________________________
Total Cost to Exercise:____________________
Expiration Date:_________________________
Vesting Schedule:________________________

By my signature below, I hereby acknowledge receipt of this Grant on the date shown above, which has been issued to me under the terms and conditions of the Plan and Award Agreement. I further acknowledge receipt of the copy of the Plan and agree to conform to all of the terms and conditions of the Grant and the Plan.

Signature:____________________________	Date:___________________________
Optionee

Note: If there are any discrepancies in the name or address shown above, please make the appropriate corrections on this form.

1.             Grant. The Optionee specified above (the “Optionee”) has been granted an option (the “Option”) to purchase the number of shares of Common Stock of Raptor Pharmaceuticals Corp (the “Company”) specified above at the exercise price also specified above (the “Exercise Price”), subject to the terms and conditions of this Non-Qualified Stock Option Award Agreement (the “Award Agreement”), and the Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan, as amended from time to time (the “Plan”) as follows. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Award Agreement. In the event of any conflict between the terms and conditions of the Plan and this Award Agreement, the terms and conditions of the Plan shall prevail.

2.            Non-Qualified Stock Option. This Option is not intended to qualify as an Incentive Stock Option as defined in Section 422 of the Code.

3.            Vesting Schedule. Subject to the terms of this Award Agreement and the Plan, this Option may be exercised, in whole or in part, according to the Vesting Schedule specified above.

However, if the Optionee is on (i) sick leave (ii) military leave or (iii) an approved leave of absence, subject to applicable laws, vesting of the Option shall be suspended after such leave of absence exceeds ninety (90) days. Vesting shall than only recommence upon Optionee’s return to service to the Company and the Vesting Schedule shall be extended by the length of the suspension or by such shorter period as the Committee determines is necessary to comply with Section 25102(o) of the California Corporations Code.

4.	Exercise of Option.

(a)          Right to Exercise. The Option shall be exercisable during its term only to the extent it has vested in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of the Plan and this Award Agreement. The Option shall be subject to the provisions of Section 17 of the Plan relating to the exerciseability or substitution upon the occurrence of certain corporate transactions as therein described. In no event may the Option be exercised with respect to any fractional Shares.

(b)          Method of Exercise. This Option shall be exercisable by delivery of an exercise notice in the form attached as Exhibit A (the “Exercise Notice”) (or such other procedure as specified in writing from time to time by the Committee) which shall state the election to exercise the Option, the whole number of Shares with respect to which the Option is being exercised (the “Exercised Shares”), and such other provisions as may be required by the Committee. The Exercise Notice shall be delivered in person, by certified mail or by such other method as determined by the Committee, accompanied by payment of the aggregate Exercise Price as to all Exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by payment of Exercise Price. Payment of the Exercise Price shall be made in the manner specified in Section 3 below.

(c)          Taxes. No Shares will be delivered to the Optionee or other person pursuant to the exercise of the Option until the Optionee or other person has made arrangements acceptable to the Committee for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Optionee incident to the receipt of the Shares. Upon exercise of the Option, the Company (or the Optionee’s employer) may offset or withhold (from any amount owed by the Company or the Optionee’s employer to the Optionee) or collect from the Optionee or other person an amount sufficient to satisfy such tax withholding obligations.

5.            Method of Payment. Subject to any applicable laws, payment of the aggregate Exercise Price shall be made in cash (by check) or, where expressly approved for the Optionee by the Committee and where permitted by law, any of the following (provided that the portion of the Exercise Price equal to the par value of $0.001 per share of the Shares with respect to which the Option is exercised must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law):

(a)	by cancellation of indebtedness of the Company owed to the Optionee.

(b)          by surrender of shares that: (i) either (A) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares) or (B) were obtained by Optionee in the public market and (ii) are clear of all liens, claims, encumbrances or security interests;

(c)          by tender of a full recourse promissory note having such terms as may be approved by the Committee and bearing interest at a rate sufficient to avoid (i) imputation of income under Sections 483 and 1274 of the Code and (ii) variable accounting treatment under Financial Accounting Standards Board Interpretation No. 44 to APB No. 25; provided, however, if the Optionee is not an employee or director of the Company, the Optionee will not be entitled to purchase Shares with a promissory note unless the note is adequately secured by collateral other than the Shares;

(d)          by waiver of compensation due or accrued to the Optionee from the Company for services rendered;

(e)          with respect only to purchases upon exercise of an Option, and provided that a public market for the Company’s stock exists:

(i)           through a “same day sale” commitment from the Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Optionee irrevocably elects to exercise the Option and to sell a portion of the Shares so purchased sufficient to pay the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(ii)          through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee irrevocably elects to exercise the Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the total Exercise Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the total Exercise Price directly to the Company; or

(f)	by any combination of the foregoing.

6.            Restrictions on Exercise. This Option may not be exercised if the issuance of such Shares upon such exercise would constitute a violation of any applicable laws. If the exercise of the Option within the applicable time periods set forth in Section 5 of this Award Agreement is prevented by the provisions of this Section 4, the Option shall remain exercisable until one (1) month after the date the Optionee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

7.            Termination. Subject to earlier termination pursuant to Section 17 of the Plan and notwithstanding the exercise periods set forth in the Award Agreement, exercise of an Option will always be subject to the following:

(a)          If the Optionee is Terminated for any reason other than death, Disability or for Cause, then the Optionee may exercise the Option only to the extent it has vested in accordance with the Vesting Schedule as of the Termination Date unless otherwise determined by the Committee. The Option may be exercised by the Optionee in whole or in part, within ninety (90) days after the Termination Date (or within such shorter time period, being not less than thirty (30) days, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee.

(b)          If the Optionee is Terminated because of death or Disability (or the Optionee dies within ninety (90) days after a Termination other than for Cause), then the Option may be exercised only to the extent that it has vested in accordance with the Vesting Schedule as of the Termination Date unless otherwise determined by the Committee. The Option may be exercised by the Optionee (or the Optionee’s legal representative or authorized designee) in whole or in part within twelve (12) months after the Termination Date (or within such shorter time period, being not less than six (6) months, or within such longer time period, not exceeding five (5) years, after the Termination Date as may be determined by the Committee.

(c)          If the Optionee is terminated for Cause, the Optionee may exercise the Option in whole or in part within ninety (90) days of the Termination Date, but not to an extent greater than the Option has vested in accordance with the Vesting Schedule as of the Termination Date.

(d)          To the extent that the Option is unvested as of the Termination Date or if the Optionee does not exercise the Option to the extent then vested within the time limits specified above, the Option shall terminate automatically unless otherwise determined by the Committee.

8.            Transferability of Option. This Option (or any interest therein) may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Optionee only by Optionee. Notwithstanding the foregoing, the Optionee may designate one or more beneficiaries of this Option in the event of the Optionee’s death or a beneficiary designation form provided by the Company. Notwithstanding the foregoing, the Optionee may designate one or more beneficiaries of this Option in the event of the Optionee’s death on a beneficiary form provided by the Company. Following the death of the Optionee, to the extent provided in Section 7 above, the Option may be exercised (a) by the person or persons designated under the deceased Optionee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Optionee’s legal representative(s) or by any person approved to do so under the deceased Optionee’s will or under the then applicable laws of descent and distribution. The terms of the Plan and this Award Agreement shall be binding upon the executors, administrators, heirs, successors and permitted assigns of the Optionee.

9.            Term of Option. This Option must be exercised not later than the Expiration Date set out in the Notice, and may be exercised during such term only in accordance with the Plan and the terms of this Award Agreement.

10.          Rights as Stockholder. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Optionee as soon as practicable after the Option is exercised.

11.          Tax Consequences. The Optionee may incur tax liability as a result of exercise of this Option and disposition of the Shares. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

12.          Successors and Assigns. The Company may assign any of its rights under this Option Agreement to single or multiple assignees, and this Award Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Award Agreement shall be binding upon Optionee and his or her heirs, executors, administrators, successors and assigns.

13.          Entire Agreement. The Plan is incorporated herein by reference. The Plan and this Award Agreement (including the Notice) constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

14.          No Guarantee of Continued Service. OPTIONEE ACKNOWLEDGES AND AGREES THAT THE VESTING OF SHARES PURSUANT TO THE VESTING SCHEDULE HEREOF IS EARNED ONLY BY CONTINUING AS A SERVICE PROVIDER AT THE WILL OF THE COMPANY NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THIS OPTION OR ACQUIRING SHARES HEREUNDER. OPTIONEE FURTHER ACKNOWLEDGES AND AGREES THAT THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREUNDER AND THE VESTING SCHEDULE SET FORTH HEREIN DO NOT CONSTITUTE AN EXPRESS OR IMPLIED PROMISE OF CONTINUED ENGAGEMENT AS A SERVICE PROVIDER FOR THE VESTING PERIOD, FOR ANY PERIOD, OR AT ALL, AND SHALL NOT INTERFERE IN ANY WAY WITH OPTIONEE’S RIGHT OR THE COMPANY’S RIGHT TO TERMINATE OPTIONEE’S RELATIONSHIP AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.

15.	Representations of Optionee. Optionee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof; and hereby accepts this Option subject to all of the terms and provisions thereof. Optionee has reviewed the Plan and this Award Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Award Agreement and fully understands all provisions of the Option. Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Plan or this Option. Optionee further agrees to notify the Company upon any change of Optionee’s address indicated above.

16.          Interpretation. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or by the Company forthwith to the Committee who shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

17.          Governing Law. This Award Agreement is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

OPTIONEE:	COMPANY: RAPTOR PHARMACEUTICALS CORP. a Delaware corporation
Signature	By:
Print Name	Kim R. Tsuchimoto CFO, Secretary and Treasurer

EXHIBIT A
Raptor Pharmaceuticals Corp. 2006 Equity Incentive Plan
EXERCISE NOTICE

To: Raptor Pharmaceuticals Corp.

Attention: CFO, Secretary and Treasurer

1.            Exercise of Option. Effective as of today, ___________________ (insert today’s date), the undersigned (“Optionee”) hereby elects to exercise Optionee’s option to purchase _____________ (insert number of Shares) shares of the Common Stock (the “Shares”) of Raptor Pharmaceuticals Corp., a Delaware corporation (the “Company”) at an exercise price of $____________ per Share (insert Exercise Price) under and pursuant to the Company’s 2006 Equity Incentive Plan (the “Plan”) and the Award Agreement dated __________________(insert date of Award Agreement) (the “Award Agreement”). Unless otherwise defined herein, the terms defined in the Plan and the Award Agreement shall have the same meanings in this Exercise Notice.

2.            Representations of the Optionee. The Optionee acknowledges that the Optionee has received, read and understood the Notice, the Plan and the Award Agreement and agrees to abide by and be bound by their terms and conditions.

3.            Rights as Stockholder. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued.

4.            Delivery of Payment. Optionee herewith delivers to the Company the full Exercise Price of the Shares by check, or such other payment as is permitted under the Plan and the Award Agreement.

5.            Tax Consultation. Optionee understands that Optionee may suffer adverse tax consequences as a result of Optionee’s purchase or disposition of the Shares. Optionee represents that Optionee has consulted with any tax consultants Optionee deems advisable in connection with the purchase or disposition of the Shares and that Optionee is not relying on the Company for any tax advice.

6.            Taxes. The Optionee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations. In the case of an Incentive Stock Option, the Optionee also agrees, as partial consideration for the designation of the Option as an Incentive Stock Option, to notify the Company in writing within thirty (30) days of any disposition of any shares acquired by exercise of the Option if such disposition occurs within two (2) years from the Date of Award or within one (1) year from the date the Shares were transferred to the Optionee.

7.            Successors and Assigns. The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company. This Exercise Notice shall be binding upon the Optionee and his or her heirs, executors, administrators, successors and assigns.

8.            Entire Agreement. The Plan and the Award Agreement are incorporated herein by reference. The Plan, the Award Agreement and this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Optionee with respect to the subject matter hereof and may not be modified adversely to the Optionee’s interest except by means of a writing signed by the Company and Optionee.

9.            Interpretation. Any dispute regarding the interpretation of this Exercise Notice shall be submitted by Optionee or by the Company forthwith to the Committee who shall review such dispute at its next regular meeting. The resolution of such a dispute by the Committee shall be final and binding on all parties.

10.          Further Instruments. Optionee and the Company agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purpose and intent of this agreement.

11.          Governing Law. This Exercise Notice is governed by the internal substantive laws, but not the choice of law rules, of the State of California.

OPTIONEE:
Signed:________________________
______________________________
Print Name Date:__________________________